Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Lime Energy Co.
Elk Grove Village, Illinois
          We hereby consent to the use in the Registration Statement (Form S-4) of our report dated March 26, 2008, relating to the financial statements and schedule of Advanced Biotherapy, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.
          We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.

Spokane, Washington
February 6, 2009